January 2013

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 11, 2013

Deutsche Bank Commodity Indices

January 2013

Contents

Section

1. Optimum Yield Indices

     *    DB Commodity Booster - DJUBS ERAC Index

     *    DB Commodity Booster DJUBS - TV14 ERAC Index

     *    DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices* DBLCI - MR Index

     *    DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index

     *    DB MR Enhanced 15 Index

     *    DBLCI - MR+ Index

3. Market Neutral Indices

     *    DB Commodity Harvest ERAC Index

     *    DB Commodity Harvest -- 10 ERAC Index

4. Long-Short Indices

     *    DBLCI Commodity Momentum Index

     *    DB Commodity Backwardation Alpha Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 ERAC Index

8. Optimum Yield Enhanced Indices

     *    DB Commodity Booster OYE DJUBS Index

     *    DB Commodity Booster OYE Benchmark Light Energy Index

     *    DB Commodity Curve Alpha ERAC Index

     *    DB Commodity Curve Alpha ERAC 10 Index Appendix

1 Appendix

                                                                               2

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DBLCI Commodity Momentum Index		✓				
DB Commodity Backwardation Alpha				✓		
DB Commodity Allocator	✓	✓	✓			
DB Commodity Risk Parity 18 Index	✓	✓	✓		✓	✓
DB Commodity Apex 14 ERAC Index	✓	✓	✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank
4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

                                                                               6

DB Commodity Booster -- DJUBS ERAC

Index Construction
[GRAPHIC OMITTED]

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Dec 2012
2 ERAC: Excess Return After Cost
                                                                               7

DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
--------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012     Booster -- DJUBS DJUBS          SandP-GSCI
                             ERAC
Annualized Returns           9.6%             4.1%           3.4%
Volatility                   16.9%            18.5%          25.3%
Sharpe Ratio(2)              0.57             0.22           0.13
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%             0.5%           0.5%
% Months with Gains          65.2%            58.3%          59.8%
Correlation
  DJUBS                      0.97             1.00           0.91
  SandP-GSCI                   0.88             0.91           1.00
---------------------------- ---------------- -------------- --------------

Index Sector Exposure (1)
------------------------- ----------------------
Sector                    Current Weight (%)
Energy                                     32.28
Precious Metal                             12.66
Industrial Metal                           17.43
Agriculture                                37.63
------------------------- ----------------------

Year on Year Performance Comparison 1

                           Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------------- --------
                  DB Commodity Booster -- DJUBS
Calendar Year                           ERAC     DJUBS                     SandP-GSCI
2002                                   22.35%   23.86%                      29.92%
2003                                   26.88%   22.66%                      19.48%
2004                                   22.26%    7.64%                      15.65%
2005                                   29.73%   17.54%                      21.61%
2006                                   11.79%   -2.71%                     -19.07%
2007                                   15.87%   11.08%                      26.81%
2008                                  -30.94%  -36.61%                     -47.29%
2009                                   18.97%   18.72%                      13.30%
2010                                   16.13%   16.67%                       8.88%
2011                                   -9.77%  -13.37%                      -1.23%
2012                                    0.21%   -1.14%                      -0.01%
Annualized Return                       9.63%    4.13%                       3.36%
----------------- ----------------------------- -------------------------- --------

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the
Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost
3 Data is as of 31 Dec 2012. Statistics shown are either for excess return indices or ERAC indices.
                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS ERAC Index with a view to target a volatility of 14%. Exposure is capped at 500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:
1 ERAC: Excess Return After Cost

                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction
[GRAPHIC OMITTED]

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Dec 2012
2 ERAC: Excess Return After Cost
                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
----------------------------------------------------- -------------- --------------
                                DB Commodity          DB Commodity
January 2002 -- Dec 2012        Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                                ERAC                  ERAC
Annualized Returns              12.9%                 9.6%           4.1%
Volatility                      14.6%                 16.9%          18.5%
Sharpe Ratio                    0.88                  0.57           0.22
Maximum Drawdown                -35.3%                -54.3%         -57.1%
  Start Date                    Jul-08                Jul-08         Jul-08
  End Date                      Mar-09                Mar-09         Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%         -54.5%
  Start Date                    Jul-08                Jul-08         Jul-08
  End Date                      Feb-09                Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%   39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5% 24.7% / -39.7%
Average Monthly Returns         1.1%                  0.9%           0.5%
% Months with Gains             65.2%                 65.2%          58.3%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00           0.97
  DJUBS                         0.93                  0.97           1.00
------------------------------- --------------------- -------------- --------------

Index Exposure (1)
-------------------------------- ----------------------
Current Exposure to DB Commodity
Booster -- DJUBS ERAC                        145.83%
Underlying Sector                Current Weight (%)
Energy                                            32.28
Precious Metal                                    12.66
Industrial Metal                                  17.43
Agriculture                                       37.63
-------------------------------- ----------------------

Year on Year Performance Comparison 1
                            Annual Returns for Excess Return / ERAC Indices
                  --------------------------------------------------------- -------
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC                   DJUBS
2002                           28.73%               22.35%                  23.86%
2003                           45.66%               26.88%                  22.66%
2004                           26.18%               22.26%                   7.64%
2005                           29.49%               29.73%                  17.54%
2006                           10.23%               11.79%                  -2.71%
2007                           15.91%               15.87%                  11.08%
2008                          -16.19%              -30.94%                 -36.61%
2009                           12.73%               18.97%                  18.72%
2010                           15.63%               16.13%                  16.67%
2011                           -8.94%               -9.77%                 -13.37%
2012                           -2.25%                0.21%                  -1.14%
Annualized Return              12.91%                9.63%                   4.13%
----------------- -------------------- ------------------------------------ -------

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS
-- TV14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs

                                                                              11
2 Data is as of 31 Dec 2012. Statistics shown are for excess return indices or
ERAC Indices. Current weights shown are for DB Commodity Booster -- DJUBS ERAC
Index

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark

Index Construction
[GRAPHIC OMITTED]

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Dec 2012

                                                                              13

DB Commodity Booster -- Benchmark

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012                          DJUBS          SandP-GSCI
                             Booster -- Benchmark
Annualized Returns           11.2%                4.1%           3.4%
Volatility                   22.2%                18.5%          25.3%
Sharpe Ratio                 0.51                 0.22           0.13
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%                 0.5%           0.5%
% Months with Gains          59.8%                58.3%          59.8%
Correlation
  DJUBS                      0.90                 1.00           0.91
  SandP-GSCI                   0.97                 0.91           1.00
---------------------------- -------------------- -------------- --------------

Index Sector Exposure (1)
------------------------- ----------------------
Sector                    Current Weight (%)
Energy                                     69.64
Precious Metal                              3.55
Industrial Metal                            6.67
Agriculture and Livestock                  20.13
------------------------- ----------------------

Year on Year Performance Comparison 1
                     Annual Returns for Excess Return Indices
                  ------------------------------------------- --------
                       DB Commodity
Calendar Year     Booster -- Benchmark  DJUBS                 SandP-GSCI
2002                         25.99%    23.86%                  29.92%
2003                         27.09%    22.66%                  19.48%
2004                         38.49%     7.64%                  15.65%
2005                         41.80%    17.54%                  21.61%
2006                         -2.31%    -2.71%                 -19.07%
2007                         25.49%    11.08%                  26.81%
2008                        -36.65%   -36.61%                 -47.29%
2009                         20.31%    18.72%                  13.30%
2010                          9.69%    16.67%                   8.88%
2011                         -0.55%   -13.37%                  -1.23%
2012                          0.60%    -1.14%                  -0.01%
Annualized Return            11.22%     4.13%                   3.36%

Notes:
1 Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns.
Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs
                                                                              14
2 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

Mean Reversion Indices

Section 2
[GRAPHIC OMITTED]

DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

DBLCI -MR

Index Construction
[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Source: Deutsche Bank, 2012 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 31 Dec 2012

                                                                              17

DBLCI -MR

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2002 -- Dec 2012     DBLCI-MR       DBLCI          DJUBS
Annualized Returns           12.3%          8.3%           4.1%
Volatility                   21.2%          23.2%          18.5%
Sharpe Ratio                 0.58           0.36           0.22
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
  Rolling 3 Months           33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.9%           0.5%
% Months with Gains          62.1%          59.1%          58.3%
Correlation
  DBLCI                      0.91           1.00           0.90
  DJUBS                      0.85           0.90           1.00
---------------------------- -------------- -------------- --------------

Historical Weighting 1
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                      Annual Returns for Excess Return Indices
                  -------------------------------------------- -------
Calendar Year     DBLCI-MR  DBLCI                               DJUBS
2002                27.73% 32.14%                              23.86%
2003                21.21% 22.42%                              22.66%
2004                25.85% 26.11%                               7.64%
2005                 2.96% 13.89%                              17.54%
2006                39.22%  3.06%                              -2.71%
2007                42.49% 34.67%                              11.08%
2008               -35.43%-39.60%                             -36.61%
2009                22.29% 10.17%                              18.72%
2010                13.62% 12.33%                              16.67%
2011                -2.47% -1.13%                             -13.37%
2012                 3.33%  0.79%                              -1.14%
Annualized Return   12.33%  8.29%                               4.13%
----------------- -------- ----------------------------------- -------

Notes:
1 Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 11 commodities:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Gold, Silver, Corn,
     Wheat and Soybeans.

[]   Wheat : Wheat exposure is taken through an equally -weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations are first subject to a 32% cap and then to 18% cap on subsequent commodities.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.00% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMNGU)

Note:
1 ERAC: Excess Return After Cost

                                                                              19

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Construction
[GRAPHIC OMITTED]

Invests in 11 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Source: Deutsche Bank, 2012 Notes:
1 Base Weights of DBLCI-MR Enhanced ex NG ERAC Index. Current Weights as of 31
Dec 2012
                                                                              20
2 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
                             DBLCI Mean
January 2002 -- Dec 2012     Reversion Enhanced DBLCI-MR   DJUBS
                             ex NG ERAC
Annualized Returns           14.7%          12.3%          4.1%
Volatility                   19.6%          21.2%          18.5%
Sharpe Ratio                 0.75           0.58           0.22
Maximum Drawdown             -50.9%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Dec-08         Feb-09         Mar-09
Max Monthly Consecutive Loss -46.9%         -59.0%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max/Min Returns
 Rolling 12 Months           72.9% / -43.2% 84% / -56.3%   39.9% / -52.7%
 Rolling 3 Months            38.1% / -38.4% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      1.3%           1.1%           0.5%
% Months with Gains          63.6%          62.1%          58.3%
Correlation
 DBLCI -- MR                 0.88           1.00           0.85
 DJUBS                       0.85           0.85           1.00
---------------------------- -------------- -------------- --------------

Index Sector Exposure (1)
------------------------- ----------------------
Sector                    Current Weight (%)
Energy                                     33.63
Precious Metal                              5.43
Industrial Metal                           39.53
Agriculture                                21.41
------------------------- ----------------------

Year on Year Performance Comparison 1
                            Annual Returns for Excess Return / ERAC Indices
                  --------------------------------------------------------- -------
                           DBLCI Mean
                  Reversion Enhanced ex
Calendar Year                NG ERAC    DBLCI-MR                             DJUBS
2002                           13.87%     27.73%                            23.86%
2003                           29.80%     21.21%                            22.66%
2004                           20.87%     25.85%                             7.64%
2005                           11.93%      2.96%                            17.54%
2006                           29.59%     39.22%                            -2.71%
2007                           34.65%     42.49%                            11.08%
2008                          -25.15%    -35.43%                           -36.61%
2009                           55.25%     22.29%                            18.72%
2010                           19.46%     13.62%                            16.67%
2011                           -9.69%     -2.47%                           -13.37%
2012                            3.22%      3.33%                            -1.14%
Annualized Return              14.68%     12.33%                             4.13%
----------------- --------------------- ----------------------------------- -------

Notes:
1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ex NG ERAC and DBLCI-MR
have been retrospectively calculated and did not exist prior to 30 August 2012 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- Mean Reversion
Enhanced ex NG ERAC Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 31 Dec 2012. Statistics shown are for excess return / ERAC indices.

                                                                              21

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodities:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Wheat(1) : Wheat exposure is taken through an equally -weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

                                                                              22

DB MR Enhanced 15

Index Construction
[GRAPHIC OMITTED]

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 Dec 2012

                                                                              23

DB MR Enhanced 15

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis (1)
---------------------------------------------- ------------------ --------------
                                               DBLCI -- Mean
January 2002 -- Dec 2012     DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
Annualized Returns           13.5%             9.5%               4.1%
Volatility                   15.6%             19.2%              18.5%
Sharpe Ratio                 0.86              0.50               0.22
Maximum Drawdown             -39.0%            -55.9%             -57.1%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Jun-12            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Feb-09            Feb-09             Feb-09
Max/Min Returns
 Rolling 12 Months           79% / -31.1%      71.2% / -46.5%     39.9% / -52.7%
 Rolling 3 Months            25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.2%              0.9%               0.5%
% Months with Gains          59.1%             59.1%              58.3%
Correlation
 DBLCI-MR                    0.92              1.00               0.84
 DJUBS                       0.81              0.84               1.00
---------------------------- ----------------- ------------------ --------------

Historical Exposure 1
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
                        Annual Returns for Excess Return Indices
                  ---------------------------------------------- -------
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2002                  25.61%            15.52%                   23.86%
2003                  53.97%            33.19%                   22.66%
2004                  25.18%            23.16%                    7.64%
2005                  15.77%            10.43%                   17.54%
2006                  30.96%            28.54%                    -2.71%
2007                  24.84%            26.67%                   11.08%
2008                 -11.82%            -26.29%                  -36.61%
2009                  18.57%            37.53%                   18.72%
2010                   5.99%             5.29%                   16.67%
2011                 -16.78%            -21.87%                  -13.37%
2012                  -5.02%             -4.42%                   -1.14%
Annualized Return     13.46%              9.50%                   4.13%
----------------- ----------- ---------------------------------- -------

Note:
1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.
2 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

                                                                              24

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI -MR) will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

DBLCI MR+

Index Construction
[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

 DBLCI-MR Returns(3)
--------------------
1 Month  2.2%
-------- -----------
2 Month  -2.2%
-------- -----------
3 Month  -5.6%
-------- -----------
4 Month  -2.3%
-------- -----------
5 Month  5.7%
-------- -----------
6 Month  12.2%
-------- -----------
7 Month  5.3%
-------- -----------
8 Month  2.0%
-------- -----------
9 Month  -3.1%
-------- -----------
10 Month -1.8%
-------- -----------
11 Month -1.5%
-------- -----------
12 Month 2.9%
-------- -----------

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 31 Dec 2012
3 Returns are calculated as of 6(th) business day of each month, from Dec 2011 to Dec 2012.

                                                                              26

DBLCI MR+

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2002 -- Dec 2012     DBLCI MR+      DBLCI-MR       DJUBS
Annualized Returns           9.8%           12.3%          4.1%
Volatility                   15.5%          21.2%          18.5%
Sharpe Ratio                 0.63           0.58           0.22
Maximum Drawdown             -33.8%         -62.8%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.1%           0.5%
% Months with Gains          56.1%          62.1%          58.3%
Correlation
  DBLCI -- MR                0.86           1.00           0.85
  DJUBS                      0.72           0.85           1.00
---------------------------- -------------- -------------- --------------

Historical Weighting 1
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
                      Annual Returns for Excess Return Indices
                  -------------------------------------------- -------
Calendar Year     DBLCI MR+ DBLCI-MR                            DJUBS
2002                 13.21%   27.73%                           23.86%
2003                 15.56%   21.21%                           22.66%
2004                 24.07%   25.85%                            7.64%
2005                 -4.53%    2.96%                           17.54%
2006                 24.53%   39.22%                            -2.71%
2007                 38.57%   42.49%                           11.08%
2008                 -0.67%  -35.43%                           -36.61%
2009                  8.87%   22.29%                           18.72%
2010                  2.36%   13.62%                           16.67%
2011                 -2.84%   -2.47%                           -13.37%
2012                 -2.45%    3.33%                            -1.14%
Annualized Return     9.82%   12.33%                            4.13%
----------------- --------- ---------------------------------- -------

Notes:
1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

                                                                              27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:
1 ERAC: Excess Return After Cost

                                                                              29

DB Commodity Harvest ERAC

Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Dec 2012
2 ERAC: Excess Return After Cost

                                                                              30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis (1)
----------------------------------------- -------------------- --------------
                                          DB Commodity Booster
                             DB Commodity                      SandP-GSCI
January 2002 -- Dec 2012                  -- Benchmark
                             Harvest ERAC                      Light Energy
                                          Light Energy
Annualized Returns           4.1%         8.3%                 3.1%
Volatility                   3.4%         17.5%                19.2%
Sharpe Ratio                 1.20         0.47                 0.16
Maximum Drawdown             -6.3%        -56.8%               -60.9%
  Start Date                 May-07       Jul-08               Jul-08
  End Date                   Sep-07       Mar-09               Feb-09
Max Monthly Consecutive Loss -5.3%        -53.8%               -58.0%
  Start Date                 Jun-07       Jul-08               Jul-08
  End Date                   Sep-07       Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months          17% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months           6.4% / -5.6% 24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns      0.3%         0.8%                 0.4%
% Months with Gains          66.7%        61.4%                58.3%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy     -0.40        1.00                 0.98
  SandP-GSCI Light Energy      -0.54        0.98                 1.00
---------------------------- ------------ -------------------- --------------

Index Constituents (1)
------------------------------------ ----------------------
Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                      100
Light Energy
SandP Goldman Sachs Light Energy Index                -100
------------------------------------ ----------------------

Year on Year Performance Comparison 1

                           Annual Returns for Excess Return / ERAC Indices
                  --------------------------------------------------------
                               DB
                  Commodity Harvest DB Commodity Booster --   SandP-GSCI
Calendar Year                ERAC   Benchmark Light Energy  Light Energy
2002                        -2.63%                 13.10%       15.09%
2003                         3.84%                 20.91%       15.41%
2004                        12.84%                 22.05%        7.31%
2005                        10.17%                 28.51%       15.51%
2006                        12.30%                  9.15%       -3.77%
2007                        -0.44%                 17.49%       17.16%
2008                        10.61%                -33.20%      -40.39%
2009                         0.58%                 17.02%       15.17%
2010                        -1.38%                 16.11%       16.94%
2011                         1.58%                 -5.21%       -7.28%
2012                        -0.89%                  1.46%        1.60%
Annualized Return            4.08%                  8.28%        3.13%
----------------- ----------------- ----------------------- --------------

Notes:
1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster --
Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns.
Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Harvest ERAC Index have been lower than the Index as a result of fees and / or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Dec
2012

                                                                              31

DB Commodity Harvest -- 10 ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:
1 ERAC: Excess Return After Cost

                                                                              32

DB Commodity Harvest -- 10 ERAC

Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Dec 2012
2 ERAC: Excess Return After Cost

                                                                              33

DB Commodity Harvest -- 10 ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- ----------------- --------------
                                            DB
                             DB Commodity                     SandP-GSCI
January 2002 -- Dec 2012                    Commodity Harvest
                             Harvest -- 10 (ERAC) ERAC        Light Energy
Annualized Returns           12.0%          4.1%              3.1%
Volatility                   10.8%          3.4%              19.2%
Sharpe Ratio                 1.11           1.20              0.16
Maximum Drawdown             -27.0%         -6.3%             -60.9%
  Start Date                 Jun-10         May-07            Jul-08
  End Date                   Jul-12         Sep-07            Feb-09
Max Monthly Consecutive Loss -17.2%         -5.3%             -58.0%
  Start Date                 Jun-07         Jun-07            Jul-08
  End Date                   Sep-07         Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months          66.4% / -21.5% 17% / -5.4%       48.2% / -55.8%
  Rolling 3 Months           20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns      1.0%           0.3%              0.4%
% Months with Gains          66.7%          66.7%             58.3%
Correlation
  DB Commodity Harvest ERAC  0.96           1.00              -0.54
  SandP-GSCI Light Energy      -0.53          -0.54             1.00
---------------------------- -------------- ----------------- --------------

Historical Exposure (1)
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                        Annual Returns for Excess Return / ERAC Indices
                  -----------------------------------------------------
                                                  DB
                     DB Commodity    Commodity Harvest   SandP-GSCI
Calendar Year     Harvest -- 10 ERAC            ERAC   Light Energy
2002                       -8.22%              -2.63%      15.09%
2003                        9.87%               3.84%      15.41%
2004                       47.35%              12.84%       7.31%
2005                       34.80%              10.17%      15.51%
2006                       36.68%              12.30%      -3.77%
2007                       -2.51%              -0.44%      17.16%
2008                       39.69%              10.61%     -40.39%
2009                        1.85%               0.58%      15.17%
2010                       -5.88%              -1.38%      16.94%
2011                        3.51%               1.58%      -7.28%
2012                       -6.10%              -0.89%       1.60%
Annualized Return          11.98%               4.08%       3.13%
----------------- ------------------ ----------------- ----------------

Notes:
1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
ERAC have been retrospectively calculated and did not exist prior to 14 October
2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -10 ERAC Index have been lower than the Index as a result of fees and / or costs.
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Dec
2012

                                                                              34

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[]
     Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)

                                                                              36

DBLCI Commodity Momentum

Index Construction
[GRAPHIC OMITTED]

                                                                              37

DBLCI Commodity Momentum

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- -------------- --------------
                             DBLCI
January 2002 -- Dec 2012     Commodity      SandP GSCI       DJUBS
                             Momentum
Annualized Returns           11.7%          3.4%           4.1%
Volatility                   16.3%          25.3%          18.5%
Sharpe Ratio                 0.72           0.13           0.22
Maximum Drawdown             -31.5%         -71.6%         -57.1%
  Start Date                 Dec-11         Jul-08         Jul-08
  End Date                   Nov-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -22.1%         -67.8%         -54.5%
  Start Date                 Apr-12         Jul-08         Jul-08
  End Date                   Oct-12         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          90.9% / -27.7% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.0%           0.5%           0.5%
% Months with Gains          42.4%          59.8%          58.3%
Correlation
  SandP GSCI                 0.08           1.00           0.91
  DJUBS                      0.15           0.91           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison 1
                          Annual Returns for Excess Return Indices
                  ------------------------------------------------ -------
                  DBLCI Commodity
Calendar Year           Momentum  SandP GSCI                          DJUBS
2002                        2.81%  29.92%                          23.86%
2003                        0.60%  19.48%                          22.66%
2004                      11.33%   15.65%                           7.64%
2005                      10.08%   21.61%                          17.54%
2006                      26.52%   -19.07%                          -2.71%
2007                        2.16%  26.81%                          11.08%
2008                      62.00%   -47.29%                         -36.61%
2009                      30.21%   13.30%                          18.72%
2010                      19.12%    8.88%                          16.67%
2011                        9.20%   -1.23%                         -13.37%
2012                      -24.79%   -0.01%                          -1.14%
Annualized Return          11.70%    3.36%                          4.13%

Notes:
1 Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity
Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 Dec
2012

                                                                              38

DB Commodity Backwardation Alpha

Index Summary

[]   Components: Twelve commodities futures spanning the energy, industrial metals, and precious metals sectors: Brent crude oil, WTI crude oil, gasoil, heating oil, natural gas, copper, aluminum, zinc, nickel, lead, gold and silver

[]   Summary: The strategy goes long the 6 commodities with the most backwardation (or least contango) with a weight of 1/6 each and shorts the remaining 6 commodities with a weight of 1/6 each.

     --   Short exposure is provided via front month contracts

     --   Long exposure is provided via OY Enhanced single commodity Indices

[]   'Backwardation' Measure: Backwardation for each commodity is measured as the weighted backwardation of the basket of contracts included in the
     Optimum Yield Enhanced Index for such commodity.

[]   Rebalancing: The index is rebalanced every month at the end of the 2(nd)
     index business day of the month.

[]   Transparency: Rule-based index with the closing level published weekly on
     Bloomberg (DBRCBAAE)

                                                                              39

DB Commodity Backwardation Alpha

Index Construction
[GRAPHIC OMITTED]

                                                                              40

DB Commodity Backwardation Alpha

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012     Backwardation  SandP GSCI       DJUBS
                             Alpha
Annualized Returns           11.4%          3.4%           4.1%
Volatility                   9.6%           25.3%          18.5%
Sharpe Ratio                 1.19           0.13           0.22
Maximum Drawdown             -17.1%         -71.6%         -57.1%
  Start Date                 Mar-03         Jul-08         Jul-08
  End Date                   Apr-04         Feb-09         Mar-09
Max Monthly Consecutive Loss -9.2%          -67.8%         -54.5%
  Start Date                 Dec-03         Jul-08         Jul-08
  End Date                   Mar-04         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          58.7% / -13.5% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           24% / -8.2%    34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      0.9%           0.5%           0.5%
% Months with Gains          59.8%          59.8%          58.3%
Correlation
  SandP GSCI                   -0.02          1.00           0.91
  DJUBS                      0.02           0.91           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison 1
                             Annual Returns for Excess Return Indices
                  --------------------------------------------------- -------
                       DB Commodity
Calendar Year     Backwardation Alpha SandP GSCI                         DJUBS
2002                          2.12%    29.92%                         23.86%
2003                         -0.36%    19.48%                         22.66%
2004                          2.59%    15.65%                          7.64%
2005                          0.53%    21.61%                         17.54%
2006                         42.38%   -19.07%                         -2.71%
2007                          8.67%    26.81%                         11.08%
2008                         36.45%   -47.29%                        -36.61%
2009                         24.72%    13.30%                         18.72%
2010                         12.48%     8.88%                         16.67%
2011                          4.45%    -1.23%                        -13.37%
2012                          1.11%    -0.01%                         -1.14%
Annualized Return            11.40%     3.36%                          4.13%

Notes:
1 Source: Bloomberg. DB Commodity Backwardation Alpha index has been retrospectively calculated and did not exist prior to 14 December 2012.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Backwardation Alpha Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 Dec 2012

                                                                              41

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

                                                                              43

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:
1 Weights of SandP GSCI Light Energy Index shown are: current weights (Base
Weights) . Current weights are as of 31 Dec 2012
2 Base Weights of DBLCI -- Mean Reversion Enhanced Index
3 Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 Dec 2012

                                                                              44

DB Commodity Allocator

Index Construction
[GRAPHIC OMITTED]

 Beta Index Returns(1)
----------------------
1 Month  -2.56%
-------- -------------
2 Month  -1.55%
-------- -------------
3 Month  -2.54%
-------- -------------
4 Month  1.53%
-------- -------------
5 Month  0.28%
-------- -------------
6 Month  6.82%
-------- -------------
7 Month  8.26%
-------- -------------
8 Month  6.29%
-------- -------------
9 Month  2.47%
-------- -------------
10 Month -5.47%
-------- -------------
11 Month -7.05%
-------- -------------
12 Month -5.63%
-------- -------------

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
Dec 2011 to Dec 2012.

                                                                              45

DB Commodity Allocator

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- ---------------- --------------
January 2002 -- Dec 2012     DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns           10.1%          4.1%             8.3%
Volatility                   13.8%          3.4%             19.2%
Sharpe Ratio                 0.73           1.20             0.43
Maximum Drawdown             -32.1%         -6.3%            -56.2%
  Start Date                 Jan-10         May-07           Jul-08
  End Date                   Jul-12         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -19.7% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      0.9%           0.3%             0.8%
% Months with Gains          59.1%          66.7%            59.1%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.08          1.00             -0.34
  DB MR Enhanced ERAC        0.72           -0.34            1.00
---------------------------- -------------- ---------------- --------------
                                  Exposure to DB MR Enhanced ERAC (2): 50.00%
Historical Exposure Leveraged     Exposure to(2): DB 50.00% Commodity Harvest USD ERAC

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                    Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------
                  DB Commodity      DB Commodity         DB MR
Calendar Year          Allocator Harvest USD ERAC Enhanced ERAC
2002                     4.02%            -2.63%         14.25%
2003                    28.16%             3.84%         31.72%
2004                    21.76%            12.84%         21.81%
2005                    13.87%            10.17%          9.22%
2006                    26.67%            12.30%         27.12%
2007                    15.86%            -0.44%         25.28%
2008                    12.72%            10.61%        -27.10%
2009                    25.34%             0.58%         36.02%
2010                   -10.51%            -1.38%          4.14%
2011                   -10.98%             1.58%        -22.73%
2012                    -6.00%            -0.89%         -5.47%
Annualized Return       10.05%             4.08%          8.30%
----------------- -------------- ---------------- -----------------

Notes:
1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Allocator Index would have been lower than the Index as a result of fees and /
or costs.
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Dec
2012

                                                                              46

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

                                                                              48

DB Commodity Risk Parity 18

Index Construction
[GRAPHIC OMITTED]

Note:
1 Current weights are as of 31 Dec 2012

                                                                              49

DB Commodity Risk Parity 18

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012                    SandP GSCI       DJUBS
                             Risk Parity 18
Annualized Returns           20.6%          3.4%           4.1%
Volatility                   19.5%          25.3%          18.5%
Sharpe Ratio                 1.06           0.13           0.22
Maximum Drawdown             -37.6%         -71.6%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Dec-08         Feb-09         Mar-09
Max Monthly Consecutive Loss -33.5%         -67.8%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -35%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.8%           0.5%           0.5%
% Months with Gains          60.6%          59.8%          58.3%
Correlation
  SandP GSCI                   0.73           1.00           0.91
  DJUBS                      0.84           0.91           1.00
---------------------------- -------------- -------------- --------------

Historical Exposure 1
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
                           Annual Returns for Excess Return Indices
                  ------------------------------------------------- -------
                  DB Commodity Risk
Calendar Year                Parity 18 SandP GSCI                     DJUBS
2002                          26.94%     29.92%                     23.86%
2003                          53.61%     19.48%                     22.66%
2004                          34.22%     15.65%                      7.64%
2005                          57.65%     21.61%                     17.54%
2006                          26.76%    -19.07%                     -2.71%
2007                          20.15%     26.81%                     11.08%
2008                         -17.48%    -47.29%                    -36.61%
2009                          26.22%     13.30%                     18.72%
2010                          27.90%      8.88%                     16.67%
2011                          -7.48%     -1.23%                    -13.37%
2012                           1.63%     -0.01%                     -1.14%
Annualized Return             20.61%      3.36%                      4.13%
----------------- -------------------- ---------------------------- -------

Notes:
1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.
2 Statistics shown are for excess return indices. Data is as of 31 Dec 2012

                                                                              50

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC

Index Summary

[]   Attempts to generate reliable returns independent of market cycle

     []   By combining 3 well-established, yet uncorrelated commodities strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets

[]   Components: Allocates exposure monthly between Mean Reversion (the DBLCI MR
     Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum
     (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%.
     Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.

[]   Embedded Cost: A fee of 1.00% per annum is embedded in the basket.

[]   DBLCI MR Enhanced (1): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of
     18%.

[]   DB Commodity Harvest: The DB Commodity Harvest Index goes short the SandP
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology[]
     DBLCI Commodity Momentum : The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMA14N)

Note:
1 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

                                                                              52

DB Commodity Apex 14 ERAC

Index Construction
[GRAPHIC OMITTED]

Note:
1 Weights; as of 31 Dec 2012

                                                                              53

DB Commodity Apex 14 ERAC

Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Performance Analysis(1)
------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012                    SANDP GSCI       DJUBS
                             Apex 14 ERAC
Annualized Returns           21.2%          3.4%           4.1%
Volatility                   12.9%          25.3%          18.5%
Sharpe Ratio                 1.63           0.13           0.22
Maximum Drawdown             -35.0%         -71.6%         -57.1%
  Start Date                 Jun-11         Jul-08         Jul-08
  End Date                   Jul-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -13.8%         -67.8%         -54.5%
  Start Date                 Jul-11         Jul-08         Jul-08
  End Date                   Sep-11         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          93.9% / -30.6% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.7%           0.5%           0.5%
% Months with Gains          70.5%          59.8%          58.3%
Correlation
  SANDP GSCI                 0.18           1.00           0.91
  DJUBS                      0.29           0.91           1.00
---------------------------- -------------- -------------- --------------

Historical Exposure 2
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                               Annual Returns for Excess Return Indices
                  ----------------------------------------------------- -------
                  DB Commodity Apex 14
Calendar Year                   ERAC   SandP GSCI                          DJUBS
2002                            3.14%   29.92%                          23.86%
2003                           29.95%   19.48%                          22.66%
2004                           60.19%   15.65%                           7.64%
2005                           34.00%   21.61%                          17.54%
2006                           69.09%  -19.07%                          -2.71%
2007                           15.46%   26.81%                          11.08%
2008                           45.47%  -47.29%                         -36.61%
2009                           21.44%   13.30%                          18.72%
2010                            8.31%    8.88%                          16.67%
2011                           -5.38%   -1.23%                         -13.37%
2012                          -18.68%   -0.01%                          -1.14%
Annualized Return              21.16%    3.36%                           4.13%
----------------- -------------------- -------------------------------- -------

Notes:
1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Apex 14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs. Statistics shown are for excess return indices. Data is as of 31
Dec 2012
2 Data is as of 31 Dec 2012. These represent the exposure of constituents to DB
Commodity Apex 14 ERAC index

                                                                              54

Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS

Index Summary

[]   Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term contract (front month), medium -term and long-term contracts (predefined schedule based on liquidity)

-- For livestock, exposure is to three-month forward contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMODUE)

                                                                              56

DB Commodity Booster OYE DJUBS

Index Construction
[GRAPHIC OMITTED]

Index replicates the DJUBS by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2012

                                                                              57

DB Commodity Booster OYE DJUBS

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
---------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012                       DJUBS          SandP-GSCI
                             Booster OYE DJUBS
Annualized Returns           11.8%             4.1%           3.4%
Volatility                   15.9%             18.5%          25.3%
Sharpe Ratio(2)              0.74              0.22           0.13
Maximum Drawdown             -52.1%            -57.1%         -71.6%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss -49.4%            -54.5%         -67.8%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.0%              0.5%           0.5%
% Months with Gains          63.6%             58.3%          59.8%
Correlation
  DJUBS                      0.97              1.00           0.91
  SandP-GSCI                   0.89              0.91           1.00
---------------------------- ----------------- -------------- --------------

Index Sector Exposure (1)
------------------------- -------------------------
Sector                    Rebalance Weight (%)
Energy                                        32.64
Precious Metal                                12.56
Industrial Metal                              18.64
Agriculture and Livestock                       36.15
------------------------- -------------------------

Year on Year Performance Comparison 1
                          Annual Returns for Excess Return Indices
                  ------------------------------------------------ --------
                  DB Commodity Booster OYE
Calendar Year                      DJUBS    DJUBS                  SandP-GSCI
2002                               22.98%  23.86%                   29.92%
2003                               23.39%  22.66%                   19.48%
2004                               24.99%   7.64%                   15.65%
2005                               34.94%  17.54%                   21.61%
2006                               14.89%   -2.71%                  -19.07%
2007                               19.35%  11.08%                   26.81%
2008                              -27.14%  -36.61%                  -47.29%
2009                               21.67%  18.72%                   13.30%
2010                               16.88%  16.67%                     8.88%
2011                               -6.80%  -13.37%                   -1.23%
2012                                1.11%   -1.14%                   -0.01%
Annualized Return                  11.84%   4.13%                     3.36%
----------------- ------------------------ ----------------------- --------

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

                                                                              58

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[]   Composition: Same base weights as the SandP GSCI Light Energy Index.
     Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

     --   Exposure to short-term contract (front month), medium -term and long-term contracts (predefined schedule based on liquidity)

     --   For livestock, exposure is to three-month forward contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOSUE)

                                                                              59

DB Commodity Booster OYE Benchmark Light Energy

Index Construction
[GRAPHIC OMITTED]

Index replicates the SandP GSCI Light Energy by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2012

                                                                              60

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]
Performance Analysis (1)
--------------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Dec 2012     Booster OYE            DJUBS          SandP-GSCI Light
                             Benchmark light Energy                Energy
Annualized Returns           10.4%                  4.1%           3.1%
Volatility                   16.8%                  18.5%          19.2%
Sharpe Ratio(2)              0.62                   0.22           0.16
Maximum Drawdown             -55.3%                 -57.1%         -60.9%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Mar-09                 Mar-09         Feb-09
Max Monthly Consecutive Loss -52.3%                 -54.5%         -58.0%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Feb-09                 Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          56.7% / -48.7%         39.9% / -52.7% 48.2% / -55.8%
  Rolling 3 Months           24.5% / -41.1%         24.7% / -39.7% 26.1% / -44.6%
Average Monthly Returns      0.9%                   0.5%           0.4%
% Months with Gains          62.1%                  58.3%          58.3%
Correlation
  DJUBS                      0.94                   1.00           0.97
  SandP-GSCI Light Energy      0.97                   0.97           1.00
---------------------------- ---------------------- -------------- --------------

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                  7.35
Industrial Metal                              14.81
Agriculture and Livestock                       40.45
------------------------- --------------------------

Year on Year Performance Comparison 1
                          Annual Returns for Excess Return Indices
                  ------------------------------------------------ --------------
                  DB Commodity Booster OYE                         SandP-GSCI Light
Calendar Year        Benchmark Light Energy  DJUBS                        Energy
2002                               14.91%   23.86%                       15.09%
2003                               18.06%   22.66%                       15.41%
2004                               24.74%    7.64%                        7.31%
2005                               34.84%   17.54%                       15.51%
2006                               12.68%   -2.71%                       -3.77%
2007                               20.90%   11.08%                       17.16%
2008                              -29.98%  -36.61%                      -40.40%
2009                               17.27%   18.72%                       15.17%
2010                               17.10%   16.67%                       16.94%
2011                               -1.82%  -13.37%                       -7.27%
2012                                1.65%   -1.14%                        1.59%
Annualized Return                  10.44%    4.13%                        3.13%
----------------- ------------------------- ---------------------- --------------

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 31 Dec 2012. Statistics shown are for excess return indices.

                                                                              61

DB Commodity Curve Alpha ERAC

Index Summary

[]   Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index. Weights are rebalanced annually

[]   Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market -neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology

[]   Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
     (--100%) * 3-month realized volatility of the single commodity OY Enhanced
     Index / 3-month realized volatility of the single commodity GSCI index

[]   Embedded Cost: 0.75% per annum

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOAEC)

                                                                              62

DB Commodity Curve Alpha ERAC

Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

                                                                              63

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
------------------------------------------ ---------------------- --------------
                             DB Commodity  DB Commodity
January 2002 -- Dec 2012     Curve Alpha   Booster OYE            SandP-GSCI Light
                             ERAC          Benchmark light Energy Energy
Annualized Returns           6.4%          10.4%                  3.1%
Volatility                   2.6%          16.8%                  19.2%
Sharpe Ratio(2)              2.50          0.62                   0.16
Maximum Drawdown             -4.3%         -55.3%                 -60.9%
  Start Date                 Jun-11        Jul-08                 Jul-08
  End Date                   Jul-12        Mar-09                 Feb-09
Max Monthly Consecutive Loss -2.4%         -52.3%                 -58.0%
  Start Date                 Feb-12        Jul-08                 Jul-08
  End Date                   Jul-12        Feb-09                 Feb-09
Max/Min Returns
  Rolling 12 Months          19.4% / -4.1% 56.7% / -48.7%         48.2% / -55.8%
  Rolling 3 Months           6.7% / -2.4%  24.5% / -41.1%         26.1% / -44.6%
Average Monthly Returns      0.5%          0.9%                   0.4%
% Months with Gains          68.2%         62.1%                  58.3%
Correlation
  DB Commodity Booster OYE
Benchmark Light Energy       0.16          1.00                   0.97
  SandP-GSCI Light Energy    0.02          0.97                   1.00
---------------------------- ------------- ---------------------- --------------

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                  7.35
Industrial Metal                              14.81
Agriculture and Livestock                       40.45
------------------------- --------------------------

Year on Year Performance Comparison 1

Annual Returns for Excess Return Indices
                  DB Commodity Curve DB Commodity Booster OYE  SandP-GSCI Light
Calendar Year            Alpha ERAC     Benchmark Light Energy        Energy
2002                          1.57%                   14.91%         15.09%
2003                          3.44%                   18.06%         15.41%
2004                         16.21%                   24.74%          7.31%
2005                         17.04%                   34.84%         15.51%
2006                         10.63%                   12.68%          -3.77%
2007                          5.83%                   20.90%         17.16%
2008                         11.82%                  -29.98%         -40.40%
2009                          2.31%                   17.27%         15.17%
2010                          0.57%                   17.10%         16.94%
2011                          3.98%                   -1.82%          -7.27%
2012                         -1.17%                    1.65%          1.59%
Annualized Return             6.39%                   10.44%          3.13%
----------------- ------------------ ------------------------- --------------

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity
Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Curve Alpha ERAC Index have been lower than the Index as a result of fees and /
or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Dec
2012

                                                                              64

DB Commodity Curve Alpha ERAC 10

Index Summary

- **Composition:** DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually
- **Market Neutral Strategy:** For each constituent commodity, the Index provides short exposure to the corresponding single commodity S&P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology
- **Volatility Weighting:** Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to (–100%) * 3-month realized volatility of the single commodity OY Enhanced Index / 3-month realized volatility of the single commodity GSCI index
- **Target Volatility:** DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%. Exposure is capped at 600%.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBRCOCUE)

Deutsche Bank

65

DB Commodity Curve Alpha ERAC 10

Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

                                                                              66

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Performance Analysis (1)
-------------------------------------------- ---------------- --------------
                             DB Commodity
January 2003 -- Dec 2012     Curve Alpha     DB Commodity     SandP-GSCI Light
                             ERAC 10         Curve Alpha ERAC Energy
Annualized Returns           31.2%           6.9%             2.0%
Volatility                   10.5%           2.6%             19.7%
Sharpe Ratio(2)              2.97            2.66             0.10
Maximum Drawdown             -21.2%          -4.3%            -60.9%
  Start Date                 Aug-11          Jun-11           Jul-08
  End Date                   Jul-12          Jul-12           Feb-09
Max Monthly Consecutive Loss -13.1%          -2.4%            -58.0%
  Start Date                 Feb-12          Feb-12           Jul-08
  End Date                   Jul-12          Jul-12           Feb-09
Max/Min Returns
  Rolling 12 Months          129.6% / -20.7% 19.4% / -4.1%    48.2% / -55.8%
  Rolling 3 Months           37.2% / -12.4%  6.7% / -2.4%     26.1% / -44.6%
Average Monthly Returns      2.4%            0.6%             0.3%
% Months with Gains          70.0%           70.0%            58.3%
Correlation
  DB Commodity Curve Alpha
ERAC                         0.96            1.00             0.03
  SandP-GSCI Light Energy    0.04            0.03             1.00
---------------------------- --------------- ---------------- --------------

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                 7.35
Industrial Metal                              14.81
Agriculture and Livestock                     40.45
------------------------- --------------------------

Year on Year Performance Comparison 1
                              Annual Returns for Excess Return Indices
                  ---------------------------------------------------- --------------
                       DB Commodity      DB Commodity                  SandP-GSCI Light
Calendar Year     Curve Alpha ERAC 10 Curve Alpha ERAC                        Energy
2003                         16.90%             3.44%                        15.41%
2004                         93.81%            16.21%                         7.31%
2005                         97.40%            17.04%                        15.51%
2006                         56.71%            10.63%                         -3.77%
2007                         28.09%             5.83%                        17.16%
2008                         50.11%            11.82%                        -40.40%
2009                          4.87%             2.31%                        15.17%
2010                          4.96%             0.57%                        16.94%
2011                         11.37%             3.98%                         -7.27%
2012                          -8.25%           -1.17%                         1.59%
Annualized Return            31.21%             6.89%                         2.00%
----------------- ------------------- -------------------------------- --------------

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity
Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha
ERAC 10 Index have been lower than the Index as a result of fees and / or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Dec
2012

                                                                              67

Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield - Interest earned on capital held as collateral

[]   Spot Return - Change in front month futures contract

[]   Roll Return - Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

                    Excess Return = Spot Return + Roll Return

                Total Return = Excess Return + Collateral Yield

   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

                                                                              69

Mean Reversion

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

Historical Commodity Allocation of the DBLCI-MR since 2006
[GRAPHIC OMITTED]

DBLCI -MR Outperformance to DBLCI
     Outperformance
Year             (%)
2006           36.15
2007            7.82
2008            4.17
2009           12.12
2010            1.30
2011           -1.34

Source: Bloomberg Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

                                                                              70

MR+

[]   DBLCI-MR Plus(TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR(TM) Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR(TM) Excess
     Return strategy is determined based on the performance of the DBLCI-MR(TM)
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR(TM) Excess Return over previous 12-months, 11-months, 10-months

[]   3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR(TM) Excess Return performance is greater than zero. The current allocation is 50.00% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods
[GRAPHIC OMITTED]

DBLCI-MR (Lookback Returns as of 10(th) Dec 2012)
-------------------------
      1 Month 2.2%
------------- -----------
      2 Month -2.2%
      3 Month -5.6%
------------- -----------
      4 Month -2.3%
------------- -----------
      5 Month 5.7%
------------- -----------
      6 Month 12.2%
------------- -----------
      7 Month 5.3%
------------- -----------
      8 Month 2.0%
------------- -----------
      9 Month -3.1%
------------- -----------
     10 Month -1.8%
------------- -----------
     11 Month -1.5%
------------- -----------
     12 Month 2.9%

Notes: Returns are calculated as of 6(th) business day of each month, from Dec
2011 to Dec 2012.

                                                                              71

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[]  Longer dated contracts typically have less negative [] Shorter dated contracts typically offer greater positive
    carry when the curve slopes upward (contango)          carry when the curve slopes downward (backwardation)

                                                                              72

Optimized Yield Index

Contract Selection

[]   When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[]   New Contract Selection :

     --   the new contract is selected on the first business day of the month from the list of eligible contracts

     --   eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month

     --   the eligible contract with the highest annualized implied roll yield is selected. If two or more contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected

                                                                              73

Optimized Yield Index

Contract Selection (Cont'd)

[]   Implied Roll Yield measurement:

     --   implied roll yield for each eligible contract is measured as:

[GRAPHIC OMITTED]

     --   Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i

     --   PC(t,b): Closing price of the base commodity future b

     --   PC(t,i): Closing price of any eligible futures contract i

     --   F(t,i,b): Fraction of year between expiry dates of the base futures contract b and the futures contract with exchange expiration month i.
          Calculated as number of calendar days between dates divided by 365 --
          b: Base commodity future is the commodity future currently in the index

[]   Roll Period is 2nd to 5th business days of the month

[]   OY index rolls a specified number of units of the commodity every day during the roll period

                                                                              74

Optimum Yield

Energy Sector                         Base Metals Sector
[GRAPHIC OMITTED]                     [GRAPHIC OMITTED]

Annualized Excess returns from Jan 2002 to Dec 2012. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Agriculture Sector                    Precious Metals Sector
[GRAPHIC OMITTED]                     [GRAPHIC OMITTED]

Source: Bloomberg Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2 Data as of 31 Dec 2012

                                                                              75

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I	Step II	Step III
Realized Volatility Monitoring Based on Last 90 Days Returns	**Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum**	**Vol Target Index Return = Participation x Underlying Index Return**

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank

76

Risk -Parity Technology

[]   On each rebalance date we calculate the total index risk, Rp, on that date according to the formula

[GRAPHIC OMITTED]

     []   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by []i and Wi, respectively, and the correlation between the indices is given by []ij. To calculate []i and []ij we have used
          90-day historical levels based on log returns

[]   The amount of risk contributed, RCi, to the portfolio by the i(th) sector index is then calculated according to

[GRAPHIC OMITTED]

[]   We then solve the above set of non linear equations for each Wi with the following constraints

     1)   Wi [] 0 for each i

     2)   RC1 = RC2 = RC3 = RC4

     3)   RP = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree -of-freedom open. Constraint 3) above fixes this final degree
     -of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

                                                                              77

Overview of OY Enhanced

[]   For each commodity, exposure is provided to 3 sub-indices :

     --   Short-Term Index: invests in the front month contract - the same as
          GSCI contract

     --   Medium -Term Index: invests in a long-term liquid contract

     --   Long-Term Index: invests in an even longer-term liquid contract

[]   Roll: Each sub-index rolls into its target contract between the 2(nd) and
     6(th) business days of each month

[]   Rebalance: Exposure to each sub-index is computed at the close of the 1st business day of each month. Rebalance is implemented at the close of the
     2(nd) business day of the month

                                                                              78

Construction of OY Enhanced

[]   The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve , the short term contract, the medium term contract and the long term contract

[]   The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[]   Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

[GRAPHIC OMITTED]

                                                                              79

OY Enhanced Roll

[]   Choice of contracts for each component index is illustrated with Sugar below

[GRAPHIC OMITTED]

[]   Table above shows the contracts into which each index will roll in the month mentioned in the top row

[]   Short-Term Index:

     []   Rolls into H contract in Jan, K in Feb, etc. In Sep, it rolls into H contract of the next year.

     []   This roll schedule matches the SandP GSCI index roll schedule (roll period for the 2 indices is different --GSCI rolls between 5(th) and
          9th business days of the month; OYE rolls between 2nd and 6th business days of the month)

[]   Medium -Term Index:

     []   For each commodity, 2 named contracts per year are specified as Liquid
          Contracts. For Sugar, these are H and V.

     []   The Medium -Term contract provides exposure to the first Liquid
          Contract available whose delivery month is after the Short-term Index contract's delivery month

[]   Long-Term Index:

     []   Provides exposure to the first Liquid Contract available whose delivery month is after the Medium -Term Index's delivery contract

[]   Unnecessary trading is avoided by maintaining continuity in contract exposures. E.g. In Jun, the Long-term Index rolls out of H * contract, the
     Medium -Term Index rolls out of V and into H *, and the Short-Term Index rolls into V. As a result, exposure is maintained to the H * and V contracts (although there might be a change in weights due to a change in
     Sharpe Ratios)

                                                                              80

OY Enhanced Rebalance

[]   For each commodity, exposure across the 3 sub-indices is computed as follows

     1.   Compute Implied Roll Return for each sub-index

The rebalance calculation is performed at the end of the 1(st) business day of every month

[GRAPHIC OMITTED]

          []   Spot Contract: Contract Short-Term Index rolled into in the previous month

          []   Target Contract: Contract Short-Term Index will roll into in the current month. If this is the same as Spot Contract, then it is replaced by the next available GSCI contract

          []   T: Days between expiry dates of Target Contract and Spot Contract
               / 365

2. Compute Volatility for each sub-index

          []   Compute daily returns, r(s), of the Spot Contract for last 61 business days

          []   Compute daily returns, r(t), of the Target Contract for last 61 business days

          []   Compute spread returns: r(spread) = r(t) -- r(s)

          []   Compute annualized volatility of spread returns

3. Compute Sharpe Ratio for each sub-index

[GRAPHIC OMITTED]

4. Transform Sharpe Ratio of each sub-index to a Probability Measure

          []   Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio. The higher the Sharpe
               Ratio, the higher will be the Probability Measure. In this way, a
               Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.

5. Compute Exposures

          []   Normalize the Probability Measures so they add to 100%

          []   Exposure to each sub-index = the normalized Probability Measure

                                                                              81

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

Deutsche Bank

82

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	0.79%	0.79%	3.83%	-5.71%	6.15%	23.14%	0.27
S&P GSCI ™	-0.01%	-0.01%	2.44%	-8.47%	1.02%	25.35%	0.04
DJ-UBSCI SM	-1.14%	-1.14%	-0.03%	-5.54%	2.35%	18.54%	0.13
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	0.21%	0.21%	1.64%	-2.91%	8.43%	17.01%	0.50
DB Commodity Booster DJUBS – TV14 ERAC	-2.25%	-2.25%	0.96%	-0.56%	11.44%	14.47%	0.79
DB Commodity Booster – Benchmark	0.60%	0.60%	3.15%	-3.50%	9.84%	22.34%	0.44
Mean Reversion Based Indices							
DBLCI-MR	3.33%	3.33%	4.61%	-1.99%	10.90%	21.28%	0.51
DBLCI – Mean Reversion Enhanced ex NG ERAC	3.22%	3.22%	3.65%	5.29%	14.76%	20.05%	0.74
DBLCI MR Enhanced 15	-5.02%	-5.02%	-5.72%	-2.61%	12.31%	15.41%	0.80
DBLCI MR+	-2.45%	-2.45%	-1.00%	0.96%	9.49%	15.53%	0.61
Market Neutral Indices							
DB Commodity Harvest ERAC	-0.89%	-0.89%	-0.24%	2.01%	4.77%	3.29%	1.45
DB Commodity Harvest – 10 ERAC	-6.10%	-6.10%	-2.92%	5.41%	14.22%	10.55%	1.35
DB Commodity Allocator Index	-6.00%	-6.00%	-9.18%	1.13%	10.67%	14.00%	0.76
DB Commodity Risk Parity 18 Index	1.63%	1.63%	6.34%	4.60%	20.00%	19.23%	1.04
DB Commodity Apex 14 Index ERAC	-18.68%	-18.68%	-5.89%	8.04%	23.12%	13.00%	1.78
DBLCI Commodity Momentum Index	-24.79%	-24.79%	-0.73%	15.57%	12.63%	16.60%	0.76
DB Commodity Backwardation Alpha Index	1.11%	1.10%	5.90%	15.10%	12.37%	9.61%	1.29
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	1.11%	1.10%	3.27%	-0.48%	10.78%	16.11%	0.67
DB Commodity Booster OYE Benchmark LE	1.65%	1.64%	5.33%	-0.82%	10.00%	17.05%	0.59
DB Commodity Curve Alpha ERAC	-1.17%	-1.17%	1.10%	3.40%	6.89%	2.54%	2.71
DB Commodity Curve Alpha ERAC 10	-8.25%	-8.25%	2.36%	11.03%	30.80%	10.23%	3.01
Other Asset Classes							
Equities (S&P 500)	16.00%	16.00%	10.86%	1.66%	7.09%	20.47%	0.35
Fixed Income (US Govt. All Total Return)	4.20%	4.20%	4.86%	4.91%	4.55%	2.75%	1.65

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. Source: Bloomberg. Data as of 31 Dec 2012

1 Annualised return based on total return, excess return and ERAC

2 Annualised vol of the daily lognormal returns

Deutsche Bank
83

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DBLCI Commodity Momentum Index	✓	
DB Commodity Backwardation Alpha Index	✓	
DB Commodity Allocator	✓	*
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Apex 14 ERAC Index	✓	✓
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

Notes: We can offer Structures with Vanilla Optionality on DB Commodity Allocator 12 Index

Deutsche Bank

84

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ex NG ERAC	DBLCMNGU <Index>	30 August 2012
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Backwardation Alpha Index	DBRCBAAE <Index>	14 December 2012
DB Commodity Apex 14 ERAC Index	DBCMA14N <Index>	June 11
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
85

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-13	DBLCOCLE Index	31 May 06
Brent Crude Oil	16-Jan-13	DBLCYECO Index	31 May 06
Heating Oil	29-Mar-13	DBLCOHOE Index	31 May 06
RBOB Gasoline	31-Oct-13	DBLCYERB Index	31 May 06
Gasoil	12-Jun-13	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-13	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	16-Oct-13	DBLCOALE Index	31 May 06
Copper	20-Mar-13	DBLCYECU Index	31 May 06
Zinc	18-Dec-13	DBLCYEZN Index	31 May 06
Nickel	18-Sep-13	DBLCYENI Index	31 May 06
Lead	20-Feb-13	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	28-Aug-13	DBLCOGCE Index	31 May 06
Silver	27-Dec-13	DBLCYESI Index	31 May 06
Agriculture			
Wheat	12-Jul-13	DBLCOWTE Index	31 May 06
Kansas Wheat	12-Jul-13	DBLCYEKW Index	31 May 06
Corn	13-Dec-13	DBLCOCNE Index	31 May 06
Soybean	14-Nov-13	DBLCYESS Index	31 May 06
Cotton	06-Mar-13	DBLCYECE Index	31 May 06
Sugar	28-Jun-13	DBLCYESB Index	31 May 06
Coffee	18-Mar-13	DBLCYEKC Index	31 May 06
Cocoa	13-Dec-13	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 31 Dec 2012

Deutsche Bank

86

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimum Yield and Optimum Yield
     Enhanced strategies may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The
     Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimum Yield strategies described herein.
     However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimum Yield strategies, will be successful in achieving the desired objective

[]   The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
     Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective

[]   The DB Commodity Backwardation Alpha Index adopts a long-short strategy of taking a long position in six of the twelve index commodities with the highest positive roll yields in backwardated markets (or the lowest negative roll yields in contango markets), in conjunction with the Optimum
     Yield Enhanced strategy described herein, and taking a short position in the remaining six index commodities. However, the long-short strategy and
     Optimum Yield Enhanced strategy employed by the DB Commodity Backwardation
     Alpha Index may not be successful, and the index may not be able to achieve its desired objective

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Risk Considerations (Cont'd)

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Index Comparison

[]   In this document, various performance -related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche
     Bank and/or non-Deutsche Bank indices. Such comparisons are for information purposes only. No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche
     Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

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Disclaimer

SandP GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of The McGraw -Hill Companies, Inc. ("SandP") . Standard and
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track general commodity market performance. SandP's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of SandP and of SandP
GSCI Index, which indices are determined, composed and calculated by SandP without regard to Deutsche Bank AG or any securities. SandP has no obligation to
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timing of, prices at, or quantities of any securities to be issued or in the
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NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES -UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG,
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WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG,
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JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS
AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS
OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY
OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES -UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE
FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR
SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,
PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE
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ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN
UBS AG.

"Dow Jones([R])", "DJ", "UBS([R])" "Dow Jones-UBS Commodity Index(SM)" are
service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB
Commodity Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow
Jones and Company, Inc. or UBS Securities LLC, but is published with their consent.

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